                                                              EXHIBIT 10.74

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[_____]") OR OTHERWISE IDENTIFIED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

                       MARKETING AND OPERATING AGREEMENT



      THIS AGREEMENT made and effective as of October 6, 1994 by and between DukeNet Communications, Inc. (DCI), a North Carolina corporation and Interstate FiberNet (IFN), a Georgia general partnership,

       WHEREAS, DCI has or will obtain any and all necessary regulatory authority required to provide Carrier's carrier service in North Carolina and South Carolina and desires to market such service to Customers in North Carolina and South Carolina through direct sales;

       WHEREAS, IFN desires to market Carrier's carrier service to Customers as an Agent of DCI and to provide certain operating services;

       NOW THEREFORE, in consideration of the premises and of the mutual agreements and understanding herein contained, the parties agree as follows:

1.     Definitions
       -----------

       Affiliate: Any person that directly or indirectly through one or more
       ---------
       intermediaries controls, or is controlled by, or is under common control with, such entity. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of any person, whether through the ownership of securities, by contract, or otherwise.

       Customer:  The person who obtains Fiber Optic capacity from DCI.
       --------

       Marks:  Trademarks, service marks, trade names, insignia, symbols,
       -----
       decorative designs, or the like, DCI or its Affiliates own or are licensed or sublicensed to use in connection with Fiber Optic Facilities, and which DCI, in its sole discretion, determines IFN is licensed to use.

       Party or Parties:  DCI or IFN or both, as the context shall require.
       ----------------

       Person:  The term "person" means an individual, partnership, joint
       ------
       venture, cooperation, trust, unincorporated organization or government or any department or agency thereof.

       Representative:  A person authorized to perform specific acts on behalf
       --------------
       of another Person.

2.     Relationship of the Parties
       ---------------------------
       2.1  Appointments: DCI hereby appoints IFN within North Carolina and
            ------------
       South Carolina as its authorized non-exclusive Marketing Representative for Carrier's carrier capacity and retains IFN to provide certain operating services described herein subject to all of the terms and conditions hereof.

       2.2  Independent Contractors: The Parties hereto shall be construed to be
            -----------------------
       independent contractors. This Agreement shall not be considered to create a joint venture, partnership or any other legal relationship between the Parties where either Party shall share or be responsible for the debts and liabilities of the other Party beyond the extent expressly provided in and limited by this Agreement, or as giving the right of one Party to legally bind the other in any manner or be able to incur debts and liabilities on behalf of the other.

     2.3   Common Carrier: Nothing in this Agreement shall be construed to make
           --------------
           IFN or DCI a Telephone Utility or Telephone Common Carrier or obligate IFN or DCI to provide Telephone Utility or Telephone Common Carrier services.

3.   Contract Period
     ---------------

     3.1   Term: The term of this Agreement shall be ten (10) years, commencing
           ----
           on October 6, 1994, unless otherwise terminated pursuant to the provisions hereinafter provided.

     3.2   Default: In the event IFN fails to perform any of its obligations
           -------
           under this Agreement and such failure continues unremedied for a period of thirty (30) days after written notice is given by DCI to IFN, then DCI may thereupon elect to cancel and terminate this Agreement, which termination shall be effective immediately upon the expiration of said thirty-day period.

     3.3   Termination: Either party may terminate this Agreement upon the
           -----------
           occurrence of any of the events described below by giving the other party written notice of its desire to terminate at least thirty (30) days prior to the intended date of termination:

           3.3.1 Regulatory constraints make it impossible or financially burdensome for DCI to provide service.

           3.3.2 DCI or IFN makes an assignment for the benefit of creditors;

           3.3.3 A trustee or receiver of any substantial part of DCI or IFN's assets is appointed by any Court; and

           3.3.4 DCI or IFN, (1) has made any material misrepresentation or omission in its application to establish an agency relationship with the other Party or is convicted of or pleads no contest to a felony or other crime or offense that is likely to adversely affect the reputation of the other Party or its affiliated companies; (2) attempts to make an unauthorized assignment of this Agreement; (3) receives a notice of violation of the terms or conditions of any license or permit required by either Party or its employees in the conduct of its business and fails to correct such violation; (4) fails to comply with any provision of this Agreement, and does not correct such failure within thirty (30) days after written notice of such failure to comply is delivered to the other Party, or (5) fails in any (6) consecutive months to comply with any material provisions of this Agreement whether or not such failures to comply are corrected after notice thereof is delivered to the other Party. No waiver of either Party of any deficiencies in one or more instances shall constitute a waiver of either parties right to terminate this Agreement in subsequent instances.

4.   IFN Responsibilities
     --------------------

     In consideration for being appointed as Marketing Representative of DCI, IFN assumes the following responsibilities:

     4.1   Marketing: IFN shall maintain a trained and capable sales
           ---------
           organization to market and provide marketing support for Carrier's carrier service on DCI Fiber Optic Network and to work with DCI to assure customer satisfaction.

     4.2   Customers: IFN shall solicit customer agreements and engage in such
           ---------
           promotional activities in connection therewith as may be reasonable and lawful, all subject to and in accordance with the terms and conditions hereof.

     4.3   Advertising: IFN at it's cost shall actively promote and market DCI's
           -----------
           service to a degree and in a manner determined by IFN and DCI to be reasonable, subject to terms and conditions described in Section 6.

     4.4   Sales Activity: IFN shall act as a marketing representative appointed
           --------------
           by DCI for DCI. IFN shall use its best efforts to promote the sale and use of DCI's services and to solicit customers using such reasonable administrative procedures established from time to time by DCI and IFN.

     4.5   Customer Agreement: IFN shall present to potential customers a
           ------------------
           customer agreement in the form attached hereto as Exhibit A (Customer Agreement) as amended by DCI from time to time, and assist such customers to complete and sign the customer agreement. IFN shall insure that its personnel are adequately informed and able to so assist such customers. The rate, charges, and service to be set forth in the customer agreement shall be those agreed to in writing by IFN and DCI. IFN shall not represent or agree that customers will be charged for service at any rate other than those so established.

     4.6   Operating Services: With regard to all carriers's carrier services
           ------------------
           marketed by IFN and services not marketed by IFN but those where DCI has requested that IFN provide Operating Services (collectively "Covered Services"), IFN shall provide the following Operating
           Services:

           4.6.1 Provision Circuits: IFN will design circuitry for and connect
                 ------------------
                 to DCI's network all customers of Covered Services.

           4.6.2 Collection: IFN shall bill and collect from customers of
                 ----------
                 Covered Services all charges for services provided by DCI and provide DCI with a monthly statement .

           4.6.3 Monitoring: IFN will monitor all portions of DCI's network
                 ----------
                 providing Covered Services.

           4.6.4 Dispatching: IFN will dispatch DCI-approved repair technicians
                 -----------
                 to make repairs on DCI's network as required to provide Covered Services.

           4.6.5 Customer Service: IFN will receive and respond to all customer
                 ----------------
                 calls or inquiries regarding Covered Services. IFN shall provide prompt, courteous, and efficient service to the customer, shall be governed in all dealing with customer by the highest standards of honesty, integrity and fair dealings, and shall do nothing which would tend to discredit, dishonor, reflect adversely upon or in any manner injure the reputation of DCI or IFN. IFN shall at all times faithfully, honestly and diligently perform its obligations hereunder.

     4.7   Provisions: IFN shall take no action inconsistent with the provisions
           ----------
           of the agreement and shall reasonably support DCI's efforts in providing service to customers.

     4.6   Confidentiality: Neither Party shall without the other's specific
           ---------------
           prior written consent, disclose to any third party, including but not limited to customers, any information supplied to it by the other which has been designated as CONFIDENTIAL or PROPRIETARY or PRIVATE, and which information is not otherwise generally available to the public. The Parties hereby designate the terms, conditions, exhibits and schedules of this agreement to be confidential.

     4.7   Proprietary Information: IFN shall treat customer lists and related
           -----------------------
           information or data as the exclusive property of DCI, and use such information solely in the performance of its obligations and duties as described herein and upon request return such information to DCI upon termination of the Agreement.

     4.8   Warranties: IFN shall not make any representations or warranties
           ----------
           whatsoever, and shall effectively disclaim any authority to make such warranties or representations on DCI's behalf, to any customer regarding services, except as specifically authorized in DCI's procedures.

     4.9   Trademarks: IFN agrees that upon the expiration or termination of
           ----------
           this Agreement in North Carolina and South Carolina, IFN and its affiliates shall:

           4.9.1 Not thereafter use any actual or similar mark or any actual or similar trade name, service mark, trademark, logo, insignia, symbols or decorative designs theretofore used by IFN specifically in the conduct of service for DCI, in any manner or for any purpose in North Carolina and South Carolina, except that IFN and its affiliates may use or continue to use any trade name, service mark, logo, insignia, symbols or decorative designs IFN or its affiliates used in any business prior to the date of this agreement; and will not utilize for any purpose any actual or similar trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with DCI or any affiliated company of DCI, or directly or indirectly, at any time or in any manner, identify itself or any business as associated with DCI or such affiliated company in North Carolina and South Carolina; and

           4.9.2 Return to DCI any advertising and marketing materials, forms, customer lists, and other materials containing any Mark or otherwise identifying or relating to DCI's business in North Carolina and South Carolina. Provided that, to the extent they have been paid for by IFN, DCI shall reimburse IFN for its costs associated with the production or purchase of same.

5.   DCI Responsibilities
     --------------------

     DCI assumes the following responsibilities:

     5.1   Regulatory Status: DCI shall obtain any and all necessary regulatory
           -----------------
           licenses, from the appropriate federal and state authorities, and operate under applicable federal and state statutes, rules and regulations issued thereunder.

     5.2   Approvals: DCI shall secure any necessary approval of this agreement
           ---------
           by any and all local, state and federal regulatory agencies having jurisdiction over the provision of Fiber Optic Facilities in North Carolina and South Carolina.

     5.3   Procedures: DCI shall provide IFN with reasonable administrative
           ----------
           procedures for subscription of customers, which DCI may amend from time to time in its discretion.

     5.4   Customer: Upon acceptance by DCI of a particular customer contract,
           --------
           that customer shall become a customer of DCI, and DCI will be responsible for meeting any contractual obligation of customer.

     5.5   Additional Routes: DCI shall provide capital or pay for leased dark
           -----------------
           fiber to build routes from Research Triangle Park to Raleigh and from Skyland substation to Asheville on CP&L's right of way. IFN will negotiate agreement with CP&L.

6.   Advertising and Promotion Standards
     -----------------------------------

     DCI and IFN shall from time to time establish standards for, and approved forms for use in all advertising and promotional materials used or distributed by IFN which relate to the Services. Such standards will be limited to factual matters pertaining to DCI furnished services and use of the service marks and trademarks.

7.   Arbitration
     -----------

     If any dispute referred to the Intercompany Review Board, as determined by DCI and IFN, has not been resolved within ten working days after the date of referral to the Board, the Parties may agree to submit the dispute to binding arbitration. If the Parties do agree to submit a dispute to binding arbitration, the dispute shall be decided by a majority of three arbitrators selected in accordance with the procedures set forth herein.
     An agreement to arbitrate shall be enforceable under then prevailing law and decision rendered by a majority of the arbitration panel shall be final and a judgement may be entered upon it in accordance with the applicable law in any court of competent jurisdiction.

     An agreement to arbitrate shall be made within six months after demand that the dispute be referred to the Intercompany Review Board.

     Unless otherwise agreed to in writing by the Parties, upon an agreement to arbitrate, each Party shall designate an arbitrator within five working days. The two designated arbitrators shall then select a third arbitrator to complete the full arbitration panel within ten working days, or as otherwise agreed.

     The arbitration panel shall commence hearings within sixty days of selection unless the Parties agree upon or the arbitration panel orders a delayed schedule of hearings. Either party may send requests to compel document production from the other. Disputes concerning the scope of document production from the other. Disputes concerning the scope of document production and enforcement of the document requests shall be subject to agreement by the Parties or may be ordered by the arbitration panel to the extent economical and reasonable. All discovery requests shall be subject to the proprietary rights and rights and privilege of the Parties, and the arbitration panel shall adopt procedures to protect such rights. Except where contrary to the provisions set forth in this Agreement, the rules of the American Rules of Arbitration ("AAA") shall be applied to all matters of procedure, including discovery; PROVIDED, HOWEVER, that the arbitration need not be conducted under the auspices of the AAA, in which event the fee schedule of the AAA shall not apply. The arbitration panel may obtain independent legal counsel to aid in the resolution of legal questions presented in the course of arbitration to the extent that such counsel is considered absolutely necessary to the fair resolution of the dispute, and to the extent that is economical to do so considering financial consequences of the dispute.

     If the arbitrators selected by each Party cannot agree upon the third arbitrator within the time limits set by this Agreement, either Party may apply to any court having jurisdiction over this Agreement to select the neutral arbitrator. If either Party fails to appoint an arbitrator within the time period set forth, the other Party may apply to any court having jurisdiction over this Agreement to compel arbitration, and that court shall be empowered to select the arbitrator.

     If either Party fails or refuses to appear at and participate in an arbitrations hearing after due notice, the arbitration panel may hear and determine the controversy upon evidence produced by the appearing Party.

     Arbitration costs (i.e., neutral arbitrator, transcript and hearing room) shall be borne equally by each Party. However, each Party shall pay the expenses of its representative on the arbitration panel and of presenting its own case

     (i.e., attorneys, witnesses, and document preparation).

     Arbitration provided by this Section shall not be an exclusive remedy for the enforcement of the rights and obligations of the Parties as contained in this Agreement, and shall be available only if the Parties agree to submit a specific dispute (or disputes) to binding arbitration. The provisions regarding arbitration in this Section shall be activated only after further agreement to submit to arbitration and shall not preclude either Party from seeking relief with respect to any dispute against the other Party in any court having jurisdiction; PROVIDED, HOWEVER, that if the Parties do agree to arbitration of the dispute in accordance with this Section, the arbitrator's decision shall be final and binding upon the Parties, and shall be subject to review only as provided by law.

     During the course of dispute resolution pursuant to the provisions of this Section, and unless otherwise agreed in writing, the Parties shall continue to provide service, continue to make payments, and honor all other commitments in accordance with this Agreement.

8.   Commissions and Fees
     --------------------

     In consideration for obtaining Customers and providing operating services, DCI shall pay IFN commission in accordance with Exhibit B. Commissions shall be paid only with respect to Customer Agreements accepted by DCI. DCI shall not unreasonably refuse to accept Customer Agreements presented to it. Commission and fees shall be paid monthly on the twentieth business day of each month.

9.   General Provisions
     ------------------

     9.1   Indemnification: The indemnification provisions of this Section shall
           ---------------
           apply to all matters arising under this Agreement except that indemnification or limitation of liability or related provisions contained in other Sections of this Agreement shall be controlling and take precedence over this Section.

           To the extent not prohibited by law, each party shall indemnify the other and hold it harmless against any loss, cost, claim, injury, or liability relating to or arising out of negligence or willful misconduct, by the Indemnifying Party or its agents or contractors in connection with the Indemnifying Party's provision of Capacity, or the other Party's provision of Capacity to the Indemnifying Party, under this Agreement. The Indemnifying Party under this Section agrees to defend any suit brought against the other Party for any such loss, cost, claim, injury or liability. The Indemnified Party agrees to notify the other Party for any such loss, cost, claim, injury or liability. The Indemnified Party agrees to notify the other Party promptly, in writing, of any written claims, lawsuits, or demands for which the other Party is responsible under this Section and to cooperate in settlement of claims. The Indemnifying Party shall not be liable under this Section for settlement by the Indemnifying Party of any claim, lawsuit, or demand if the Indemnifying Party has not approved the settlement in advance unless the Indemnifying Party has had the defense of the claim, lawsuit or demand tendered to it is writing, and has failed to assume such defense.

           IFN and DCI each agrees with respect to the Services provided hereunder to indemnify and save the Services provided hereunder to indemnify and save the other harmless for liabilities, claims or demands (including the costs, expenses, and reasonable attorney's fees, on account thereof) that may be made by persons furnished (employee, agent, or otherwise) by either Party or by any of that Party's subcontractors, under workers' compensation or similar statutes. Each Party agrees to defend any such suit brought against the other for any such liability, claim, or demand. Each Party agrees to defend any claims or demands for which it is claimed that the other is responsible hereunder and to cooperate in a reasonably way to facilitate defense or settlement of claims. Each Party shall have complete control over defense of its case and over the terms of any proposed settlement of compromise thereof.

           No claims for indemnity under this Section may be made more than two years after the accrual of the cause of action for indemnity.

     9.2   Survival of Obligations: Termination of this Agreement for any cause
           -----------------------
           shall not release either Party from any liability which at the time of termination has already accrued to the other Party or which thereafter may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination.

     9.3   Applicable Law: The validity, construction and performance of this
           --------------
           Agreement shall be governed by and interpreted in accordance with the laws of the State of North Carolina.

     9.4   Effects of Headings: Headings to articles and paragraphs of this
           -------------------
           Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

     9.5   Assignment: All rights and obligations hereunder excepting the right
           ----------
           to receive payment, are personal as to the Parties hereto and shall not be assigned in whole or in part by either of the Parties to any other persons, firm or corporation without the prior written consent by the other Party; provided, however, that DCI may assign this Agreement and Customer Agreement obtained hereunder, without the prior consent of IFN, to any person, firm or corporation acquiring all or substantially all of the assets of DCI, or to any Affiliated entity.

     9.6   No Waiver: The waiver, express or implied, by either Party of any
           ---------
           rights hereunder or of any failure to perform, or breach hereof by the other Party shall not constitute or be deemed a waiver of any other right hereunder or any other failure to perform or breach hereof by the other Party hereto, whether of a similar or dissimilar nature.

     9.7   Force Majeure:  The Parties performance under this Agreement shall be
           -------------
           excused by labor difficulties, governmental orders, civil commotions, acts of God, and other circumstances beyond the Parties' reasonable control.

     9.8   Notices: Except as otherwise provided in this Agreement, all
           -------
           notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered mail, postage prepaid, in any post office in the United States, addressed as follows:

                          If to: Interstate FiberNet
                                 Steve Moses
                                 910 First Ave.
                                 West Point, Georgia 31833



                          If to: DukeNet Communications, Inc.
                                 Chip Smith
                                 422 S. Church Street
                                 Charlotte, North Carolina 28242-0001


           Either Party hereto may change its address by a notice given to the other Party in the manner set forth above.

     9.9   Severability:  Should any part of this Agreement for any reason be
           ------------
           declared invalid, such decision shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part or portion which may, for any reason, be hereafter declared invalid.

     9.10  Counterparts; Entire Agreements; Amendments: This Agreement may be
           -------------------------------------------
           executed by the Parties in counterparts, each of which shall constitute originals hereof. This Agreement set forth the entire understanding between the Parties and supersedes all previous agreements, arrangements and understandings between the Parties, whether oral or written, and may not be amended expect in writing signed by authorized representatives of both Parties.

     9.11  Binding Effect:  This Agreement shall be binding upon and inure to
           --------------
           the benefit to the Parties, their Affiliates, and their permitted successors and assigns unless otherwise agreed to in writing between the parties.

     9.12  Execution:  This Agreement shall be effective only after its
           ---------
           execution by an officer or other authorized agent of both IFN and DCI.

     9.13  Modifications:  This Agreement shall at all times be subject to
           -------------
           changes or modifications to comply with local, state and federal regulatory agencies having jurisdiction over the provision of Fiber Optic Facilities service in North Carolina and South Carolina.

      IN WITNESS THEREOF, the undersigned have executed this Agreement as of the date first above written.

ATTEST:                               DUKENET COMMUNICATIONS, INC.

[SIGNATURE APPEARS HERE]              By:[SIGNATURE APPEARS HERE]
---------------------------              ---------------------------------
     Secretary                        President and Chief Executive
                                      Officer

                                      Date:  October 5, 1994

                                      INTERSTATE FIBERNET, a Georgia General
                                      Partnership

ATTEST:                               By: ITC Transmission Systems, Inc., a
                                         Delaware corporation, Managing Partner
[SIGNATURE APPEARS HERE]
---------------------------
     Secretary                             By:/s/ C. Michael Gragg
                                              ----------------------------
                                              C. Michael Gragg, President

                                      Date:   October 13, 1994
                                           -------------------------------

                                   Exhibit A
                              Customer Agreement

                       INTERSTATE FIBERNET SERVICE ORDER


Date:                          PON:                     Lease#:
     ----------------------        -------------------         -------------

The following order for service on the specified terms and conditions herein is made by _______________________________________________________________________
pursuant to the Interstate FiberNet Master Capacity Lease.

I. Capacity Under this agreement, Interstate FiberNet will provide the following services and capacity between its Points of Presence in the following cities:

City A      City Z      Capacity Description      Quantity      In Service Date
------      ------      --------------------      --------      ---------------


II.    Rates and Charges

       A.    Recurring Charges __________________ per month

       B.    Non-Recurring Charges ________________________

III. Terms of Payment Monthly in advance, commencing on the Service Date then on the first day of each month thereafter. Any payment not received on or before the required payment date as specified in the Interstate FiberNet Master Capacity Lease will be subject to a late payment charge, also specified therein.

IV. Terms of Service Order ________ years (or _________ months) from date Capacity is placed in service.

V. Basic Agreement This Service Order is hereby incorporated in the Interstate FiberNet Master Capacity Lease dated ________________ between the parties.

                                       Interstate FiberNet, JV


----------------------------------     ------------------------------------
Name                                   Name


----------------------------------     ------------------------------------
Title                                  Title

                                   Exhibit B
                         Commissions and Fee Schedule


Commissions:     [______________________________________________________________
                 __________________________________________________________
                 _______________________________]

Fees:            [______________________________________________________________
                 __________________________________________________________
                 _____________________________________________]